                                FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TWIN DISC, INCORPORATED
                         - - - - - - - - - - - -
           (Exact name of issuer as specified in its charter)


            Wisconsin                              39-0667110
            - - - - - - - - - - - - - - - - - - - - - - - - -
       (State of other jurisdiction of            (IRS Employer
       incorporation or organization)           Identification No.)


            1328 Racine Street, Racine, Wisconsin      53403
            - - - - - - - - - - - - - - - - - - - - - - - - -
          (Address of Principal Executive Offices)  (Zip Code)


       Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan
       - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                          (Full title of the plan)


           Fred H. Timm, 1328 Racine Street, Racine, Wisconsin 53403
           - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                  (Name and address of agent for service)


                                (262) 638-4200
                                - - - - - - -
        (Telephone number, including area code, of agent for service)

                       Calculation of Registration Fee
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              Proposed          Proposed
Title of Class                Maximum           Maximum
of Securities    Amount       Offering          Aggregate         Amount of
to be            to be        Price Per         Offering          Registration
Registered       Registered   Share             Price             Fee
- - - - - - -    - - - - - -  - - - - - - - -   - - - - - - -     - - - - - -
Common Stock       100,000    $13.80<F2><F3>    $1,380,000<F2><F3>$126.96
(No par value)<F1> Shares
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

<F1> Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

<F2> Pursuant to Rule 457(h)(2), no filing fee is required with respect to the participation interests in the Plan registered hereunder.

<F3> Pursuant to Rule 457(c), the "Proposed maximum offering price per share"
and "Proposed maximum aggregate offering price" are based upon $13.80 per share, the closing price at which such stock was sold on September 3, 2002.


                                   PART I

This registration statement pertains to 100,000 shares of the Common Stock, no par value, of Twin Disc, Incorporated (the "Company"), pursuant to the Twin
Disc, Incorporated   The Accelerator 401(k) Savings Plan (the "Plan").
Purchases by the Plan of Common Stock may be from the Company or from the open market.

Documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan by the Company as specified by Rule 428(b)(1), 17 C.F.R. 230.428(b)(1).

                                  PART II

Item 3 - Incorporation of Documents by Reference

The following documents and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers securities then remaining unsold, are hereby incorporated by reference from the date of filing of such documents:

1.     The Company's 2001 Annual Report on Form 10-K.

2. The Auditor's Consent to incorporate the Company's financial reports contained in the Annual Report on Form 10-K.

3. The Company's first quarter report on Form 10-Q for the quarter ended September 30, 2001.

4. The Company's second quarter report on Form 10-Q for the quarter ended December 31, 2001

5. The Company's third quarter report on Form 10-Q for the quarter ended March 31, 2002.

6.     The Plan's Annual Report on Form 11-K for the year ended December 31,
       2001.

7. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated January 21, 1977, and any amendments or reports filed for the purpose of updating such description.

8. The description of the Company's Preferred Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, filed May 4,1998, and any amendments or reports filed for the purpose of updating such description.

Item 4 - Description of Securities

Not Applicable.

Item 5 - Interests of Named Experts and Counsel
None.

Item 6 - Indemnification of Directors and Officers

Certain provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes ("WBCL"), provide that the Company will indemnify the directors and officers of the Company and each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the WBCL. The Company's By-Laws also provide that the Company will indemnify its directors and officers, and, at the Company's request, will indemnify any person serving as a director or officer with respect to serving or having served another business entity, to the extent permitted by the WBCL.

It is the public policy of the State of Wisconsin, expressed in Section
180.0859 of the WBCL, to require or permit indemnification and allowance of expenses for any liability incurred in connection with a proceeding involving federal or state statutory or administrative regulation of the offer, sale or purchase of securities, provided the applicable requirements for indemnification and allowance of expenses are satisfied.

The Company has purchased liability insurance policies that indemnify the Company's directors and officers against loss arising from claims by reason of their legal liability for acts of such directors or officers, subject to limitations and conditions as set forth in the policies.

Item 7 - Exemption From Registration Claimed

Not Applicable.

Item 8 - Exhibits

Exhibit Description

4(a) Form of Rights Agreement dated as of April 17, 1998 by and between the Company and the Firstar Trust Company, as Rights Agent, with Form of Rights Certificate (Incorporated by reference to Exhibits 1 and 2 of the Company's Form 8-A dated May 4, 1998).

4(b) Announcement of Shareholder Rights Plan per news release dated April 17, 1998 (Incorporated by reference to Exhibit 6(a), of the Company's Form 10-Q dated May 4, 1998).

*5a) Opinion of von Briesen & Roper, s.c., regarding the validity of original issuance securities


  b) In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service (IRS) determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the registrant hereby undertakes that it has submitted or will submit the Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

*23    Consent of Independent Accountants

*24    Power of Attorney

*99    Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan.

* Filed herewith

Item 9 - Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table above; and

   (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   Provided, however, that paragraph (a) and (b) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as any indemnification arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on September 6, 2002.

                                      TWIN DISC, INCORPORATED

                                   By: /s/ Fred H. Timm
                                      - - - - - - - - - - - - - -
                                      Fred H. Timm, Vice President
                                      Administration/Secretary
                                      (Chief Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
                                      /s/ Michael E. Batten
September 6, 2002                     - - - - - - - - - - - - - - - -
                                      Michael E. Batten, Chairman,
                                      Chief Executive Officer and Director

                                      /s/ Michael H. Joyce
September 6, 2002                     - - - - - - - - - - - - - - - -
                                      Michael H. Joyce, President,
                                      Chief Operating Officer and Director

                                      /s/ James O. Parrish
September 6, 2002                     - - - - - - - - - - - - - - - -
                                      James O. Parrish, Vice President
                                      Finance/Treasurer And Director
                                      (Chief Financial Officer)


September 6, 2002                     Paul J. Powers, Director
                                      David L. Swift, Director
                                      John A. Mellowes, Director
                                      George E. Wardeberg, Director
                                      David R. Zimmer, Director
                                      David B. Rayburn, Director


                                  By: /s/ James O. Parrish
                                      - - - - - - - - - - - - - - - -
                                      James O. Parrish, Attorney in Fact

Pursuant to the requirements of the Securities Act of 1933, the members of the Committee which administers the Plan have caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on this 6th day of September, 2002.

                                   TWIN DISC, INCORPORATED -
                                   THE ACCELERATOR 401(K) SAVINGS PLAN



September 6, 2002                  /s/ JAMES O. PARRISH
- - - - - - - - -                  - - - - - - - - - - - - - - - - - - - - - -
                                   James O. Parrish
                                   Vice President-Finance/Treasurer


                                   /s/ FRED H. TIMM
                                   - - - - - - - - - - - - - - - - - - - - - -
                                   Fred H. Timm
                                   Vice President-Administration/Secretary


                                   /s/ DENISE L. WILCOX
                                   - - - - - - - - - - - - - - - - - - - - - -
                                   Denise L. Wilcox
                                   Director, Corporate Human Resources

                             EXHIBIT INDEX

Exhibit No.              Description of Exhibit
- - - - - -              - - - - - - - - - - -

4a) Form of Rights Agreement dated as of April 17, 1998 by and between the Company and the Firstar Trust
             Company, as Rights Agent, with Form of Rights Certificate (Incorporated by reference to Exhibits 1 and 2 of the Company's Form 8-A dated May 4, 1998).

4b) Announcement of Shareholder Rights Plan per news release dated April 17, 1998 (Incorporated by reference to Exhibit 6(a), of the Company's Form 10-Q dated May 4, 1998).

*5a) Opinion of von Briesen & Roper, s.c., regarding the validity Of original issuance securities

5b) In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service (IRS) determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the registrant hereby undertakes that it has submitted or will submit the Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

*23          Consent of Independent Accountants

*24          Power of Attorney

*99          Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan.

* Filed herewith